EXHIBIT 3.2

BYLAWS
OF
A-MARK PRECIOUS METALS, INC.
ARTICLE 1
OFFICES
1.1    Offices. The principal place of business of A-Mark Precious Metals, Inc. (the “Corporation”) shall be at such location, within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) from time to time shall determine or the business of the Corporation may require.
1.2    Books and Records. The Corporation shall maintain books and records at its principal place of business, which books and records shall be available for inspection by stockholders during normal business hours upon written notice to the Corporation.
ARTICLE 2
STOCKHOLDERS
2.1    Place of Meetings. Meetings of stockholders shall be held at such place, either within or without the State of Delaware, as the Board of Directors may designate from time to time.
2.2    Annual Meetings. Annual meetings of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the day and time fixed, from time to time, by the Board of Directors, except if that day is a legal holiday, then the annual meeting shall be held on the next following business day.
2.3    Special Meetings. Special meetings of the stockholders may be called by the Board of Directors, the Chairman of the Board of Directors, or the Chief Executive Officer, or the Chief Executive Officer at the request of holders of at least 20% of the outstanding shares of capital stock of the Corporation entitled to vote at the meeting. If the special meeting is called by a person or persons other than the Board of Directors, the Board of Directors shall determine the time and place of that meeting, which shall be held between 35 and 120 days after receipt of the request for the meeting.
2.4    Notice of Meetings. Written notice of each meeting of the stockholders stating the place, date and hour of the meeting shall be given by or at the direction of the Board of Directors to each stockholder entitled to vote at the meeting at least ten, but not more than 60, days prior to the meeting. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is called. Notice of any meeting need not be given to any stockholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened. Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.
2.5    Quorum; Adjournments of Meetings. The holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote at a meeting of the stockholders, present in person or represented by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders, but if there is less than a quorum, the holders of a majority of the capital stock so present or represented by proxy may adjourn the meeting to another time or place, from time to time, until a quorum is present, whereupon the meeting may be held, as adjourned, without further notice, except as required by applicable law, and any business may be transacted thereat that might have been transacted at the meeting as originally called.
2.6    Voting. At any meeting of the stockholders all record owners of shares of the Corporation’s capital stock entitled to vote in person or by proxy and, except as otherwise provided by applicable law, in the Certificate of Incorporation or these bylaws, shall be entitled to one vote for each such share standing in such record owner’s name on the books of the Corporation. Unless otherwise required by applicable law, the Certificate of Incorporation, or these bylaws, the election of directors shall be decided by a plurality of the votes cast at a meeting of the stockholders entitled to vote in the election. Except as otherwise required by applicable law, the Certificate of Incorporation, or these bylaws, all matters brought before any meeting of the stockholders, other than the election of directors, shall be decided by a vote of the holders of a majority of the outstanding capital stock of the Corporation present in person or by proxy at that meeting and voting thereon, a quorum being present.
2.7    Action by Written Consent. Any action to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of the outstanding capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted (with a copy of such consent provided to stockholders promptly thereafter).
2.8    Fixing the Record Date. The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be less than ten nor more than 60 days prior to that meeting. In the absence of any action by the Board of Directors, the close of business on the date next preceding the day on which notice is given shall be the record date, or, if notice is waived, the close of business on the day next preceding the day on which the meeting is held shall be the record date.
2.9    Inspectors of Election. The Board of Directors, or, if the Board of Directors has not made the appointment, the chairman presiding at any meeting of stockholders, shall appoint one or more persons to act as inspectors of election at any meeting of the stockholders or any adjournment thereof, but no candidate for the office of director may be appointed as an inspector at any meeting for the election of directors.
2.10    Chairman of Meetings. The Chairman of the Board of Directors or, in his absence, the Chief Executive Officer shall act as chairman of any meeting of the stockholders. In the absence of both the Chairman of the Board of Directors and the Chief Executive Officer, a majority of the members of the Board of Directors present in person at that meeting may appoint any other officer or director to act as chairman of the meeting.
2.11    Secretary of Meetings. The Secretary of the Corporation shall act as secretary of all meetings of the stockholders. In the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.
2.12    Nominations of Directors. Nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of stockholders may be made by the Board of Directors or by any stockholder of the Corporation entitled to vote in the election of directors. In order for a stockholder of the Corporation to make any such nomination or proposal at an annual meeting or special meeting, that stockholder shall give notice thereof in writing, delivered or mailed by first class U.S. mail, postage prepaid, to the Secretary of the Corporation, of that stockholder’s intent to nominate candidates for director or make one or more proposals no later than (a) with respect to an election to be held at an annual meeting of stockholders, 60 days prior to the first anniversary of the date of the last annual meeting of stockholders that called for the election of directors, and (b) with respect to an election held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of that special meeting is first given to stockholders. Each such notice shall set forth (x) the name, age, business address, and if known, home address of each director nominee proposed in such notice, (y) the principal occupation of each such nominee, and (z) the number of shares of capital stock of the Corporation that are beneficially owned by each such nominee. In addition, the stockholder making the nomination shall promptly provide any other information reasonably requested by the Corporation.
ARTICLE 3
BOARD OF DIRECTORS
3.1    Powers and Duties. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may adopt such rules and procedures, not inconsistent with applicable law, the Certificate of Incorporation or these bylaws as it may deem appropriate for the management of the Corporation.
3.2    Number of Directors. The Board of Directors shall consist of no less than one member. Subject to the foregoing limitation, the number of directors may from time to time be fixed by resolution of a majority of the Board of Directors.
3.3    Term of Office.  At each annual meeting of stockholders, directors shall be elected to hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation, removal or death.
3.4     Increases or Decreases to the Size of the Board of Directors.  Any change in the authorized number of directors shall not increase or shorten the term of any director, and any decrease in the number of directors shall become effective only as and when the term or terms of office of the directors affected thereby expire, or a vacancy or vacancies occurs.
3.5    Vacancies. Whenever any vacancy occurs on the Board of Directors by reason of death, resignation, removal, increase in the number of directors, or otherwise, it may be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum of the Board of Directors, or by the sole remaining director until a successor is elected and qualified at an annual meeting of stockholders or at a special meeting called for that purpose.
3.6    Initial Meeting. The initial meeting of each newly elected board of directors, with respect to which no notice shall be necessary, shall be held immediately following the annual meeting of stockholders at which directors were elected or any adjournment thereof, at the place that the annual meeting of stockholders was held or at such other place as a majority of the members of the newly elected board of directors who are then present determine, for the appointment of officers for the following fiscal year and the transaction of such other business as may be brought before that meeting.
3.7    Regular Meetings. Regular meetings of the Board of Directors, other than the initial meeting, may be held without notice at such times and places as the Board of Directors may from time to time determine.
3.8    Special Meetings. Special meetings of the Board of Directors may be called by order of the Chairman of the Board of Directors, the Chief Executive Officer, or any two directors. Notice of the time and place of each special meeting shall be given by or at the direction of the person or persons calling the meeting by mailing the same at least three days before the meeting or by telephoning, electronically delivering (including by facsimile and electronic mail), or personally delivering the same at least 24 hours before the meeting to each director. Except as otherwise specified in the notice thereof, or as required by applicable law, the Certificate of Incorporation or these bylaws, any and all business may be transacted at any special meeting.
3.9    Waiver of Notice. Whenever the giving of any notice to directors is required by applicable law, the Certificate of Incorporation or these bylaws, a waiver thereof, given by the director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors or a committee thereof need be specified in any waiver of notice.
3.10    Telephonic Meetings. Meetings of the Board of Directors or any committee thereof may be held by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other and be heard. Participation by a director in a meeting pursuant to this Section 3.10 shall constitute presence in person at such meeting.
3.11    Action without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all directors or members of such committee, as applicable, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.
3.12    Organization. Every meeting of the Board of Directors shall be presided over by the Chairman of the Board of Directors, or, in his absence, another director chosen by a majority of the directors present at the meeting. The Secretary of the Corporation shall act as secretary of the meeting, but, in his or her absence, the presiding chairman may appoint another person to act as secretary of the meeting.
3.13    Quorum; Vote. A majority of the directors then serving shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting to another time or place until a quorum is present, whereupon the meeting may be held, as adjourned, without further notice. Except as otherwise required by applicable law, the Certificate of Incorporation, or these bylaws, all matters coming before any meeting of the Board of Directors shall be decided by the vote of a majority of the directors present at the meeting, a quorum being present.
3.14    Removal of Directors. Notwithstanding any provision of the Certificate of Incorporation or these bylaws, any director (but not the entire Board of Directors) of the Corporation may be removed, at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Corporation entitled to vote in the election of directors (considered for this purpose as one class). Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock of the Corporation have the right, voting separately as a class, to elect one or more directors of the Corporation, the preceding sentence of this Section 3.14 shall not apply with respect to the director or directors elected by the holders of preferred stock.
3.15    Compensation. The Board of Directors may fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.
3.16    Resignations. Any director of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it becomes effective is not specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of any such resignation is not necessary to make it effective.
3.17    Committees.
(a)    The Board of Directors, by resolution or resolutions adopted by a majority of the members of the entire Board of Directors, may appoint an Executive Committee. Any Executive Committee shall consist of one or more members of the Board of Directors and shall include the Chairman of the Board of Directors or the Chief Executive Officer or both of them. Between any meetings of the Board of Directors, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors to the extent permitted by applicable law or these bylaws or as the Board of Directors may specifically reserve by resolution.
(b)    The Board of Directors, by resolution or resolutions adopted by a majority of the members of the entire Board of Directors, may also appoint such other committees as it may deem appropriate. Each such committee shall consist of one or more members of the Board of Directors and shall have only such authority as the Board of Directors may specifically delegate by resolution.
(c)    No committee shall have the power or authority to: (i) amend the Certificate of Incorporation; (ii) adopt an agreement of merger or consolidation; (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets; (iv) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution; (v) amend the bylaws of the Corporation; or (vi) adopt, amend or recommend to the stockholders any other action or matter expressly required by the Delaware General Corporation Law (the “DGCL”) to be submitted to stockholders for approval. Unless a resolution of the Board of Directors, the Certificate of Incorporation, or these bylaws expressly provides otherwise, no committee shall have the power or authority to declare a dividend or to authorize the issuance of stock of the Corporation.
(d)    A majority of the members of each committee may determine its agenda and may fix the time and place of its meetings, unless provided otherwise by the Board of Directors. The Board of Directors has the power at any time to fill vacancies in, to change the size or membership of and to discharge any such committee. No director shall continue to be a member of any committee after that director ceases to be a director of the Corporation.
(e)    Each committee shall keep a written record of its acts and proceedings and shall submit that record to the Board of Directors at such times as requested by the Board of Directors. Failure to submit any such record, or failure of the Board of Directors to approve any action indicated therein, shall not, however, invalidate such action to the extent it has been carried out by the Corporation prior to the time the record of that action was, or should have been, submitted to the Board of Directors as herein provided.
ARTICLE 4
OFFICERS
4.1    General. The Board of Directors shall appoint the officers of the Corporation, which may include a Chief Executive Officer, a President, a Secretary, a Chief Financial Officer, and such other or additional officers (including, without limitation, one or more Executive Vice Presidents, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, and Assistant Treasurers) as the Board of Directors may from time to time determine in its sole discretion.
4.2    Term of Office; Removal and Vacancy. Each officer shall hold office until that officer’s successor is elected and qualified or until that officer’s earlier resignation or removal. Any officer shall be subject to removal with or without cause at any time by the Board of Directors. The Board of Directors may fill any vacancies in any office, whether occurring by death, resignation, removal or otherwise.
4.3    Powers and Duties. Each of the officers of the Corporation shall, unless otherwise determined by the Board of Directors, have such powers and duties as are generally conferred upon a person holding such office as well as any other powers and duties that may be conferred upon that officer by the Board of Directors from time to time. Unless otherwise determined by the Board of Directors after these bylaws are adopted, the Chief Executive Officer is the chief executive officer of the Corporation.
4.4    Power to Vote Stock. Unless otherwise determined by the Board of Directors, the Chairman of the Board of Directors and the Chief Executive Officer each have full power and authority on behalf of the Corporation to attend and to vote at any meeting of the stockholders of any corporation in which the Corporation holds stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of that stock at any such meeting and have the power and authority to execute and deliver proxies, waivers, and consents on behalf of the Corporation in connection with the exercise by the Corporation of the rights and powers incident to the ownership of that stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.
ARTICLE 5
CAPITAL STOCK
5.1    Certificates of Stock. The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. If shares are represented by certificates, such certificates shall be in the form approved by the Board of Directors. The certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation by the Chairman of the Board of Directors, any vice chairman, the Chief Executive Officer or the president or any vice president, and by the secretary, any assistant secretary, the chief financial officer, the treasurer or any assistant treasurer. Any or all such signatures may be facsimiles.
5.2    Transfer of Stock. Shares of stock of the Corporation are transferable on the books of the Corporation only by the holder of record thereof, in person or by a duly authorized attorney of the holder, upon surrender and cancellation of certificates for a like number of shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the Corporation or its agents may require.
5.3    Lost, Stolen or Destroyed Stock Certificates. The Board of Directors may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the owner of the lost, stolen or destroyed certificate. When authorizing the issuance of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate or uncertificated shares.

5.4    Ownership of Stock. The Corporation is entitled to treat the holder of record of any share or shares of stock as the owner thereof in fact and is not bound to recognize any equitable or other claim to or interest in those shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise expressly provided by applicable law.
ARTICLE 6
INDEMNIFICATION
6.1    Indemnification. The Corporation shall, to the fullest extent permitted by the DGCL, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether by or in the right of the Corporation, by reason of the fact that such person is or was an officer or director of the Corporation and each person who serves or served as an officer or director of any other corporation, partnership, joint venture, trust or other enterprise at the request of the Corporation (each, an “Indemnified Person”) against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnified Person in connection with such action, suit or proceeding (collectively, “Losses”) if such Indemnified Person acted in good faith and in a manner reasonably believed to be in the best interests of the Corporation, provided that such Indemnified Person shall not be entitled to indemnification pursuant to this Section 6.1 if (i) such Losses are adjudged by a court of competent jurisdiction to have been caused by such Indemnified Person’s bad faith or active and deliberate dishonesty or (ii) it is finally determined by a court of competent jurisdiction that such Indemnified Person’s actions were material to the cause of action so adjudicated or that such Indemnified Person personally gained a financial profit or other advantage to which he or she was not legally entitled.
6.2    Expenses. The Corporation shall advance or promptly reimburse upon request any Indemnified Person for all expenses, including attorneys’ fees, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if such Indemnified Person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such Indemnified Person is entitled.
6.3    Nonexclusivity. Except as set forth herein, nothing herein shall limit or affect any right of any Indemnified Person to indemnification or expenses, including reasonably attorneys’ fees, under any applicable law, rule, regulation, certificate of incorporation, bylaws, insurance policy, contract or otherwise.
6.4    Amendment. Notwithstanding anything in these bylaws to the contrary, any elimination of this Article 6, or any amendment of this Article 6 which adversely affects the right of any Indemnified Person to indemnification or advancement of expenses hereunder, shall be effective until the 60th day following notice to that Indemnified Person of that action, and any elimination of or any amendment to this Article 6 shall not thereafter deprive any Indemnified Person of his or her rights hereunder arising out of alleged or actual occurrences, acts or failures to act prior to that 60th day.
6.5    No Inconsistent Action; Survival. The Corporation shall not, except by elimination or amendment of this Article 6 in a manner consistent with this Section 6.5, take any corporate action or enter into any agreement that prohibits, or otherwise limits the rights of any Indemnified Person to, indemnification in accordance with the provisions of this Article 6. The indemnification of any Indemnified Person provided by this Article 6 shall be deemed to be a contract between the Corporation and each Indemnified Person and shall continue after that Indemnified Person has ceased to be a director or officer of the Corporation and shall inure to the benefit of that Indemnified Person’s heirs, executors, administrators and legal representatives. If the Corporation fails to timely make any payment pursuant to the indemnification and advancement or reimbursement of expenses provisions of this Article 6 and an Indemnified Person commences an action or proceeding to recover such payment, the Corporation shall also advance or reimburse such Indemnified Person for the legal fees and other expenses of such action or proceeding.
6.6    Indemnification Agreements. The Corporation is authorized to enter into agreements with any of its directors or officers extending rights to indemnification and advancement of expenses to such Indemnified Person to the fullest extent permitted by applicable law, but the failure to enter into any such agreement shall not affect or limit the rights of such Indemnified Person pursuant to this Article 6, it being expressly recognized hereby that all directors and officers of the Corporation, by serving as such after the adoption hereof, are acting in reliance hereon and that the Corporation is estopped from asserting otherwise. Persons who are not directors or officers of the Corporation shall be similarly indemnified and entitled to advancement or reimbursement of expenses to the extent authorized at any time by the Board of Directors.
6.7    Unenforceability. In the event that any provision contained in this Article 6 shall be determined at any time to be unenforceable by a court of competent jurisdiction in any respect, the other provisions of this Article 6 shall not in any way be affected or impaired thereby, and the affected provision shall be enforced to the fullest extent permitted under the circumstances, it being the intention of the Corporation to afford indemnification and advancement of expenses to its directors or officers, acting in such capacities or in the other capacities mentioned herein, to the fullest extent permitted by applicable law whether arising from alleged or actual occurrences, acts or failures to act occurring before or after the adoption of this Article 6.
For purposes of this Article 6, the term “Corporation” includes any legal successor to the Corporation, including any successor entity that acquires all of the outstanding capital stock of the Corporation or that acquires all or substantially all of the assets of the Corporation in one or more transactions.
ARTICLE 7
AMENDMENTS
Subject to applicable law and the Certificate of Incorporation, the Board of Directors of the Corporation shall have the power to adopt, amend or repeal bylaws of the Corporation, subject to the power of the stockholders of the Corporation to adopt bylaws and to amend or repeal bylaws adopted by the Board of Directors.
ARTICLE 8
MISCELLANEOUS
8.1    Corporate Seal. The seal of the Corporation shall be in such form as shall be approved by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise, as may be prescribed by law or custom or by the Board of Directors.
8.2    Fiscal Year. The Board of Directors has the power to fix, and to change from time to time, the fiscal year of the Corporation.
8.3    Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.
8.4    Dividends. Subject to applicable law and the Certificate of Incorporation, dividends upon the shares of stock of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors. Dividends may be paid in cash, in property or in shares of the Corporation’s stock, unless otherwise provided by applicable law or the Certificate of Incorporation.
8.5    Conflict with Applicable Law or the Certificate of Incorporation. To the extent a conflict arises between these bylaws and any applicable law or the Certificate of Incorporation, as the case may be, such law or the Certificate of Incorporation shall control, as the case may be.

Adopted on [____], 2013